UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2024

Viad Corp
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

7000 East 1st Avenue Scottsdale, Arizona (Address of principal executive offices)	85251-4304 (Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	VVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 20, 2024, Viad Corp (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) among the Company and TL Voltron Purchaser, LLC, a Delaware limited liability company (“Buyer”), pursuant to which the Company has agreed to sell its GES business to Buyer.

Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to purchase, directly or indirectly through wholly-owned subsidiaries, as applicable, all of the outstanding equity interests held by the Company in its subsidiaries comprising the Business (as defined in the Purchase Agreement) (such transaction, together with any other transactions contemplated by the Purchase Agreement, the “Transaction”). The aggregate purchase price for the Transaction is $535 million, consisting of a base purchase price of $510 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses, each as set forth in the Purchase Agreement (as so adjusted, the “Purchase Price”), and a deferred purchase price of $25 million payable by Buyer to the Company one year after the closing.

The consummation of the Transaction is subject to customary closing conditions, including the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Transaction.

The Purchase Agreement includes certain customary termination rights for the parties, including: (a) by mutual agreement of the parties; (b) by either party for certain material breaches of the Purchase Agreement by the other party that are not cured; (c) by either party if the Transaction is not consummated on or before April 30, 2025; or (d) by the Company if all the closing conditions have been satisfied or waived and Buyer fails to consummate the Transaction within two business days following the date on which closing should have occurred. The Purchase Agreement provides that if the Purchase Agreement is terminated by the Company under certain circumstances, Buyer would be required to pay the Company a termination fee of $25 million.

Buyer has obtained debt and equity commitments for the Transaction, the aggregate proceeds of which will be sufficient for Buyer to pay all amounts Buyer may be obligated to pay pursuant to the Purchase Agreement, including the Purchase Price and all related fees and expenses.

In addition, certain entities affiliated with Buyer have entered into a limited guaranty in favor of the Company for certain payment obligations of Buyer under the Purchase Agreement of an aggregate amount equal to the termination fee described above subject to the terms and conditions set forth in such limited guaranty.

In connection with the closing of the Transaction, the Company and Buyer will enter into certain additional ancillary agreements, including a transition services agreement, an intellectual property assignment agreement and an intellectual property license agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties, do not establish these matters as facts, and in certain cases are subject to separately scheduled exceptions and qualifications. Investors should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, Buyer or any of their respective subsidiaries or affiliates.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

In connection with the Transaction, on October 20, 2024, the Board of Directors of the Company (the “Board”) appointed David W. Barry, the current President of Pursuit, to serve as the Company’s President and Chief Executive Officer, contingent upon and effective as of the closing of the Transaction. Additionally, at such time, it is expected that Mr. Barry will be proposed to become a member of the Board. Mr. Barry will succeed Steven W. Moster, President and Chief Executive Officer of the Company, who will step down from his role at the Company, contingent upon and effective as of the closing of the Transaction (the “Effective Date”).  Mr. Moster will continue to serve as an advisor to the Company through March 1, 2025.

Mr. Barry has served as President of Pursuit since June 2015. Prior to that, Mr. Barry served as Chief Executive Officer and President of Trust Company of America, an independent registered investment adviser custodian, from 2011 to June 2015. From 2007 to 2011, Mr. Barry served as Chief Executive Officer of Alpine/CMH, a helicopter skiing company. Prior to that, Mr. Barry was Chief Operating Officer for all United States resort operations of Intrawest Corporation (formerly NYSE: IDR) (now Alterra Mountain Company) a North American mountain resort and adventure company, from 2004 to 2007.

On October 20, 2024, the Company entered into an offer letter with Mr. Barry (the “Barry Offer Letter”) with respect to his service as President and Chief Executive Officer. The Barry Offer Letter provides for, as of the Effective Date, among other things: (i) an annual base salary of $750,000; (ii) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the Board or Human Resources Committee of the Board (the “HRC”); and (iii) participation in the Company’s employee benefit and welfare plans. The Barry Offer Letter also provides that, subject to approval by the HRC, on or as soon as reasonably practicable following the Effective Date, Mr. Barry will receive a 2025 annual long-term equity incentive award with an aggregate grant value of $3,000,000, approximately 70% of which will be subject to performance-based vesting and approximately 30% of which will be subject to time-based vesting.

Additionally, effective as of the Effective Date, the Severance Agreement, dated April 22, 2015, by and between Mr. Barry and the Company was amended and restated (as amended and restated, the “Barry Severance Agreement”), to provide for severance benefits in an amount equal to two years of his base salary upon an involuntary termination not for cause by the Company, a voluntary termination of employment by Mr. Barry for “good reason” (as defined under the Barry Severance Agreement) or a termination due to his death or disability. The Barry Severance Agreement does not become effective unless Mr. Barry first resigns from any position he then holds on the Board and also executes and does not revoke a complete release of all claims, waiver of rights and covenant not to sue. As of the Effective Date, Mr. Barry will also continue to be a participant in the Company’s Executive Severance Plan (Tier I), as amended from time to time (the “Severance Plan”), in the event of a change in control of the Company. A description of the Severance Plan is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2024, and is incorporated by reference herein. The foregoing descriptions of the Barry Offer Letter and Barry Severance Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Barry and any other persons pursuant to which Mr. Barry will be appointed as the Company’s President and Chief Executive Officer or member of the Board. Mr. Barry does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Barry does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Transaction-Related Compensation and Executive Departures

In connection with the Transaction, Derek P. Linde, Chief Operating Officer of the Company and President of GES, and Jeffrey A. Stelmach, President of Spiro, will step down from their roles at the Company, contingent upon and effective as of the closing of the Transaction. On October 20, 2024, in recognition of their significant contributions and extraordinary leadership of the Company, in connection with the Transaction, the Board approved transaction incentive cash awards (the “Awards”) in the amount of $1.7 million for Mr. Linde and in the amount of $1.55 million for Mr. Stelmach. Each Award will be payable 50% on the date of the closing of the Transaction (the “Closing Date”) and 50% on the six-month anniversary of the Closing Date, subject to the executive’s continued employment through each such date. In the event of a termination of the executive’s employment for any reason prior to the Closing Date, the entire Award would be forfeited. In the event of (i) an involuntary termination by the Company (or its successor) without Cause or by the executive for Good Reason or (ii) a termination due to the executive’s retirement, death, or disability (as each such term is defined in the agreements governing the Awards (the “Incentive Award Agreements”)), in each case, between the Closing Date and the six-month anniversary thereof, he will receive a prorated portion of the second installment of the Award, subject to his timely execution and non-revocation of a release of claims.

The foregoing description of the Awards does not purport to be complete and is qualified in its entirety by reference to the form of Incentive Award Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.

Forward-Looking Statements

This communication contains both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

Important risk factors that may cause such a difference include, but are not limited to: (i) that the Transaction may not be completed on anticipated terms and timing (or at all), (ii) that a condition to closing of the Transaction may not be satisfied, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (iii) that the anticipated tax treatment of the Transaction may not be obtained, (iv) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the Company after the consummation of the Transaction, (v) potential litigation relating to the Transaction that could be instituted against the Company or its directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, (vii) any negative effects of the announcement, pendency or consummation of the Transaction on the market price of the Company’s common stock and on the Company’s operating results, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the Transaction, (ix) the risk that disruptions from the Transaction will harm the Company’s business, including current plans and operations or by diverting management’s attention the Company’s ongoing business operations, (x) the ability of the Company to retain and hire key personnel and uncertainties arising from leadership changes, (xi) legislative, regulatory and economic developments, (xii) the other risks described in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, and (xiii) management’s response to any of the aforementioned factors. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
2.1*	Equity Purchase Agreement, dated as of October 20, 2024, by and among the Company and Buyer.
10.1	Offer Letter, dated October 20, 2024, between the Company and David Barry.
10.2	Amended and Restated Severance Agreement, dated October 20, 2024, between the Company and David Barry.
10.3	Form of Incentive Agreement.

* Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 21, 2024		Viad Corp

	By:	/s/ Jonathan A. Massimino

Jonathan A. Massimino
General Counsel & Corporate Secretary